Exhibit 10.1

CARRIAGE SERVICES, INC.

SECOND AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

PERFORMANCE-BASED

STOCK AWARD AGREEMENT

This Performance-Based Stock Award Agreement (this “Agreement”) is made and entered into as of                     , 20         (the “Grant Date”) by and between Carriage Services, Inc. (the “Company”) and                      (the “Employee”).

To carry out the purposes of the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and the Employee hereby agree as follows:

1. Grant of Performance-Based Stock Award. The Company hereby issues to the Employee, as of the Grant Date, a Performance-Based Stock Award pursuant to Article X and Section 11.1 of the Plan in respect of                      shares of Common Stock (the “Award”), subject to all of the terms and conditions set forth in the Plan and in this Agreement. To the extent vested, the Award represents the right of the Employee to receive Common Stock upon payment of the Purchase Price (as defined below). Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan unless the context indicates otherwise. Unless and until the Award vests pursuant to this Agreement, the Employee will have no right to payment in respect of the Award.

2. Purchase Price. Prior to settlement of the Award, but in no event later than the date that is three business days prior to March 15th of the calendar year following the calendar year that includes the Vesting Date (as defined in Section 3 below), the Employee shall deliver to the Company, with respect to each share of Common Stock subject to the Award, an amount equal to the greater of (a) the Fair Market Value of a share of Common Stock on the Grant Date plus $0.50 or (b) $9.00 (the “Purchase Price”). The Purchase Price shall be paid in full either (i) in cash or by certified or bank check, (ii) through irrevocable instructions to a broker-dealer to sell or margin a sufficient number of shares of Common Stock subject to the Award and deliver the sale or margin loan proceeds directly to the Company to pay the Purchase Price, (iii) by reduction in the number of shares otherwise deliverable upon vesting of the Award having a Fair Market Value equal to the Purchase Price or (iv) by any combination of the foregoing methods. Should the Purchase Price not be paid within the time period set forth in this Section 2, the Award shall thereupon automatically be forfeited by the Employee without further action and without payment of consideration therefor.

3. Vesting. Except as otherwise provided herein, the Award shall vest in full on the Vesting Date (as defined below), provided that the Employee remains continuously employed by the Company or one of its Affiliates from the Grant Date through the Vesting Date. If the Employee’s employment with the Company and its Affiliates terminates at any time before the Vesting Date for any reason or no reason whatsoever, then, except as otherwise provided in Sections 5 and 6 below, Award shall thereupon automatically be cancelled and terminated without further action and without payment of any consideration therefor. For purposes of this Agreement, the “Vesting Date” shall be the date on which the closing price of the Common Stock (as reported in The Wall Street Journal or such other reporting service approved by the Committee) is greater than or equal to $21.50 for the third time (whether or not consecutive) within a period of 30 consecutive calendar days. Notwithstanding the foregoing, (a) if the conditions described in the preceding sentence are satisfied on or prior to the first anniversary of the Grant Date, then the Vesting Date shall be the first anniversary of the Grant Date and (b) if the conditions described in the preceding sentence are not satisfied on or prior to the fifth anniversary of the Grant Date, then the Award shall automatically terminate without payment of any consideration therefor and shall be of no further force or effect.

4. Settlement. Subject to Section 10 below, promptly following the Vesting Date (and in all events, no later than March 15th of the calendar year following the calendar year in which the Vesting Date occurs), subject to the Employee’s payment of the Purchase Price, the Company shall (a) issue and deliver to the Employee the number of shares of Common Stock subject to the Award (subject to any reductions and/or withholdings pursuant to this Agreement) and (b) enter the Employee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Employee.

5. Death or Disability. If, prior to the Vesting Date, the Employee’s employment with the Company terminates as a result of the Employee’s death or Disability (as defined below), the Award shall thereupon automatically be cancelled and terminated and no later than March 15th of the calendar year following the calendar year in which the Employee’s employment terminates, subject to the Employee’s (or, if applicable, the Employee’s estate’s) payment of the Purchase Price, the Company shall (a) issue and deliver to the Employee (or the Employee’s estate) the number of shares of Common Stock subject to the Award (subject to any reductions and/or withholdings pursuant to this Agreement) and (b) enter the Employee’s (or, if applicable, the Employee’s estate’s) name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Employee or the Employee’s estate, as applicable. For purposes of this Agreement, “Disability” shall mean the Employee’s inability, due to mental or physically incapacity, to perform the duties and services required of the Employee on a full-time basis for a period of at least 180 consecutive days.

6. Corporate Change. In the event of a Corporate Change, notwithstanding anything in Article XII of the Plan to the contrary, the Award shall thereupon automatically be cancelled and terminated and, as soon as administratively practicable thereafter, but in no event later than March 15th of the calendar year following the calendar year in which such Corporate Change occurs, the Company shall pay (or cause to be paid) to the Employee an amount of cash equal to the excess, if any, of the Change in Control Value (as defined below) of the shares of Common Stock subject to the Award over the Purchase Price, subject to any reductions and/or withholdings pursuant to this Agreement. For purposes of this Section 6, the “Change in Control Value” shall equal the amount determined in the following clause (a), (b) or (c), whichever is applicable: (a) the per share price offered to stockholders of the Company in any in any merger, consolidation, reorganization, sale of assets or dissolution or liquidation transaction that constitutes such Corporate Change; (b) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby such Corporate Change takes place; or (c) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares of Common Stock subject to the Award, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and termination of the Award. In the event that the consideration offered to stockholders of the Company in any Corporate Change consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

7. Restrictions. Neither the Award nor any of the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Award or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Award will be forfeited by the Employee and all of the Employee’s rights to such Award shall immediately terminate without any payment or consideration by the Company.

8. No Rights as Shareholder; No Dividend Equivalents. The Employee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Award (including, without limitation, any right to receive dividends or dividend equivalents) unless and until the Award vests and is settled pursuant to Section 4 or 5. Upon and following the settlement of the Award, the Employee shall be the record owner of the shares of Common Stock underlying the Award unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

9. No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Employee any right to continued employment. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Employee’s employment at any time, with or without Cause.

10. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the number of shares of Common Stock subject to the Award shall be adjusted or terminated in any manner as contemplated by Section 4.3 of the Plan.

11. Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company and each of its Affiliates is authorized to deduct or withhold from the Award, or cause to be deducted or withheld from any compensation or other amount owing to the Employee, the amount (in cash,

Common Stock, other securities or property, or Common Stock that would otherwise be issued pursuant to the Award) of any applicable taxes payable in respect of the vesting and/or settlement of the Award and to take such other actions as may be necessary in the opinion of the Company or any of its Affiliates to satisfy its tax withholding obligations. Notwithstanding the foregoing, if the Employee is subject to Rule 16b-3 at the time of vesting and/or settlement of the Award, except as otherwise provided in any tax withholding policy or procedure adopted by the Company, such tax withholding automatically shall be effected by the Company or one of its Affiliates either by (i) withholding shares of Common Stock otherwise deliverable to the Employee on the settlement of the Award or (ii) requiring the Employee to tender a cash payment to the Company or such Affiliate in an amount equal to the applicable taxes. In the event that shares of Common Stock that would otherwise be delivered pursuant to the Award are used to satisfy such withholding obligations, the number of shares that may be withheld shall be limited to the number of shares that have a Fair Market Value, on the date of withholding, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

12. Compliance with Applicable Laws. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles thereof.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Employee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Employee and the Company.

16. Award Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Employee and the Employee’s beneficiaries, executors, administrators and the person(s) to whom the Award may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any award in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the Employee’s material rights under this Agreement without the Employee’s consent.

21. Section 409A. This Award is not intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Notwithstanding the foregoing, (a) the Company makes no representations that the Award or any amounts payable under this Agreement are exempt from Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A of the Code and (b) if any payment provided for under the Award would be subject to additional taxes and interest under Section 409A of the Code if the Employee’s receipt of such payment is not delayed in accordance with the requirements of Section 409A(a)(2)(B)(i) of the Code, then such payment shall not be provided to the Employee (or the Employee’s estate, if applicable) until the earlier of (i) the date of the Employee’s death or (ii) the date that is six months after the date of the Employee’s separation from service with the Company.

22. No Impact on Other Benefits. The value of the Award is not part of the Employee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23. Acceptance. The Employee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Employee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Employee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Award or disposition of the underlying shares and that the Employee has been advised to consult a tax advisor prior to such vesting, settlement or disposition. The Employee further acknowledges that the Award and any shares of Common Stock that may be delivered with respect to the Award are subject to clawback as provided in Section 14.8 of the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has executed this Agreement, effective for all purposes as provided above.

CARRIAGE SERVICES, INC.

By:
Name:
Title:

EMPLOYEE

SIGNATURE PAGE

TO

PERFORMANCE-BASED

STOCK AWARD AGREEMENT